                                                                    EXHIBIT 99.1

                    BEFORE THE ARIZONA CORPORATION COMMISSION

COMMISSIONERS

JEFF HATCH-MILLER, Chairman
MARC SPITZER
WILLIAM A. MUNDELL
MIKE GLEASON
KRISTIN K. MAYES

IN THE MATTER OF THE APPLICATION OF ARIZONA PUBLIC SERVICE                 DOCKET NO. E-01345A-06-____
COMPANY FOR AN EMERGENCY INTERIM RATE INCREASE AND FOR AN
INTERIM AMENDMENT TO DECISION NO. 67744                            APPLICATION FOR EMERGENCY INTERIM RATE
                                                                           INCREASE AND INTERIM
                                                                       AMENDMENT TO DECISION NO. 67744

                                 I. INTRODUCTION

      Arizona Public Service Company ("APS" or the "Company") hereby respectfully applies for an interim rate increase of $299 million in additional annual electric revenues, or approximately a 14% increase, to be effective April 1, 2006 and subject to refund1 pending the Commission's final decision in Docket No. E-01345A-05-0816.2 This increase represents only the higher annual fuel and purchased power costs the Company expects to incur based on 2006 prices, as will be reflected in its updated filing in the permanent rate case docket on or before January 31, 2006, and thus is not an additional increase. It would result in an interim base fuel cost of $.031904 per kWh.3 Attached as Exhibit A in support of the Application is the Affidavit of Donald E. Brandt, the Company's Chief Financial Officer. Attached as Exhibit B are Rate

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1 APS is proposing that its promise to refund any excess interim revenues as the
"other arrangements satisfactory to the Commission" referenced in A.A.C. R14-2-103(B) (11) (h).

2 This request is in addition to the pending request for an $80 million Power Supply Adjustor ("PSA") surcharge and the annual adjustment to the annual PSA adjustment factor in April of 2006. Together, these three rate adjustments total just under 21% (14% plus 1.8% plus 5%). APS is aware that there is a Recommended Order that would deny the $80 million PSA surcharge at this time on procedural grounds. If adopted, APS could seek a PSA surcharge to be effective April 1, 2006 in accordance with the terms of such Recommended Order. This latter request would be in addition to the interim increase sought herein and the 4 mill annual adjustment to the PSA in April 2006.

3 The base fuel cost ($.020743) established by Decision No. 67744 was premised on 2003 price levels. It reflected natural gas prices of approximately $5.80 per MMBTU compared with $10.74 per MMBTU during 2006. Similarly, PV peak period purchased power will have increased from $53.21 per MWH in 2003 to $88.88 per MWH in 2006. And both gas and purchased power constitute a higher and increasing percentage of the overall power supply mix than in 2003.

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Schedule IR-1 and the accompanying language for the individual APS rate schedules that reflect the proposed interim increase in the base fuel rate.

      APS earns no markup or profit on fuel and purchased power costs. These costs are both unavoidable and largely uncontrollable. Unavoidable because APS must have fuel to operate the power plants that serve its customers, and it must purchase power from others because those plants cannot produce enough power to meet customer needs. The requested interim base fuel rate also reflects expected 2006 operations at Palo Verde and the other APS power plants and thus is not impacted by any of the 2005 unplanned Palo Verde outages.4

      Finally, the Company's legal right to full recovery of all prudent costs of providing electric service to the public is unquestioned. In Scates v. Arizona Corporation Commission, 118 Ariz. 531, 578 P.2d 612 (App. 1978) the Court held that "rates established by the Commission should meet the overall operating costs of the utility and produce a reasonable rate of return." Id. As such, the Court of Appeals followed the Supreme Court's earlier holding in Arizona Corporation Commission v. Arizona Water Co., 85 Ariz. 198, 335 P.2d 412
(1959), which stated: "it [the utility] is entitled to a fair return on the fair value of its properties devoted to public use, no more and no less." (Emphasis supplied.) See also Wisconsin Public Service Corporation v. Public Service Commission of Wisconsin, 325 N.W. 2d 867 (Wisc. Sup. Ct. 1982) (public service commission's decision to disallow full recovery of prudently-incurred costs to reduce burden of cost recovery on ratepayers lacked rational basis, was arbitrary, and had no basis is sound public policy). Moreover, in setting rates, the Commission has an equal responsibility to protect both customers and shareholders of the utility. Arizona Community Action Association v. Arizona Corporation Commission, 123 Ariz. 228, 599 P.2d 184 (1979); see also Salt River Valley Canal Co. v. Nelssen, 10 Ariz. 9, 85 P.117 (1909).

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4 The Commission Staff is retaining a consultant to examine the prudence of these outages. Whether such a determination is made in Docket No. E-01345A-05-0816 or in a separate proceeding, the Commission retains the ability to formulate the appropriate remedy for any demonstrated instance of imprudence resulting in higher fuel or purchased power costs. That remedy can be implemented at any time pursuant to the provisions of the PSA and should not serve to delay a ruling on either this Application or implementation of the April 2006 annual PSA adjustment. In short, there will be multiple opportunities for the Commission to remove from the PSA any higher costs attributable to any imprudent actions by APS. But there is just this one opportunity for the Commission to protect consumers from the very much higher costs attributable to further delay in addressing the financial crisis facing the Company due to escalating PSA balances.

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      APS further requests that the Commission amend Decision No. 67744 (April
8, 2005), also on an interim basis, to remove the $776.2 million "cap" on total retail fuel and purchased power costs recoverable in rates. The Company made this same request, albeit on a permanent basis, in Docket No. E-01345A-05-0816 under the provisions of A.R.S. Section 40-252 because APS expects to reach the "cap" in the fourth quarter of 2006. It now appears increasingly possible, if not probable, that the Commission will not issue a final decision in this latter docket until after that "cap" is reached, thus requiring APS to suffer very significant financial harm if amounts of prudently-incurred fuel and purchased power costs above such "cap" can be neither deferred nor recovered.5

                           II. SUMMARY OF APPLICATION

      APS is presently experiencing a substantial operating cash flow deficiency that has already led to one down rating of its debt securities to the bottom rung of the investment grade ladder, thus increasing the Company's financing costs by approximately 10-50 basis points and decreasing the marketability of its securities. This downgrade has placed APS in the bottom quartile of all U.S. utilities having rated securities. See Affidavit of Donald E. Brandt.

      Absent interim rate relief to address the massive undercollection of fuel and purchased power costs, it is likely that APS will be further downgraded to non-investment "junk bond" status for the first time in its over 100 year history of service to the public in Arizona. APS would be among the least credit-worthy non-bankrupt utilities in America, and the Company's ability to successfully undertake the multi-billion dollar construction program necessary to render adequate utility service to its customers at a reasonable cost would be in serious jeopardy. Id.

      In its December 21st decision to downgrade the Company's debt rating, Standard & Poor's ("S&P") made the following observations:

      Specifically, Standard & Poor's is concerned that the Arizona Corporation Commission (ACC) is not expeditiously addressing APS' growing fuel and

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5 It is not clear whether A.R.S. Section 40-252 is also implicated when there is a request for an interim amendment to a prior Commission order. Indeed, the request for an interim base fuel rate of $.031904 per kWh would itself exceed the "cap," thus implicitly seeking an amendment to this aspect of Decision No. 67744. However, to the extent A.R.S. Section 40-252 is believed applicable, APS would ask that its interim request for relief from the $776.2 million "cap" be considered as a request under such statute.

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      purchased-power deferrals, which have grown more rapidly than expected in
      2005, particularly because of elevated natural gas prices and the utility's increased dependence on this fuel.

                                     * * *

      In November 2005, APS filed for a nearly 20% increase in customer electric rates, but it appears unlikely that a resolution will be reached until 2007, and may be delayed to mid-2007.

                                      * * *

      Recent public statements by the ACC suggest spring 2007 may be the earliest a decision [in Docket No. E-01345A-05-0816] could be expected. APS's last rate case took nearly 23 months to conclude, and there is therefore substantial uncertainty as to when the [rate] case will be completed.

                                      * * *

      The stable [at BBB-] outlook reflects Standard & Poor's expectation that the ACC will resolve at least a portion of APS's increasing deferred power costs in January 2006. In addition, the outlook presumes that progress will be made in addressing APS' general rate case and that any outcome [of such general rate case] will support the return of consolidated financial metrics to what until 2004 was a reasonable performance. The stable outlook is also dependent upon improved 2006 performance at Palo Verde. Any adverse regulatory development or continued delays in resolving the
      ---                                --
      pending surcharge request could result in a downward revision of the outlook or an adverse rating action. [Emphasis supplied.]

Although Palo Verde is mentioned in the S&P release, it is clear that the dominant and triggering concerns are regulatory. And as noted earlier, the Company's interim request has been moderated by incorporating not just "improved 2006 performance at Palo Verde" but a return to the historically superior performance of that facility.

      The "adverse rating action" referenced by S&P is a downgrade of the Company's rating to the BB or "junk" range. A downgrade of APS to "junk bond" status would be disastrous for APS customers. Not only would it threaten the Company's ability to render reliable service to the second fastest growing service area in the country, it would increase costs to both current and future electric consumers. These increased costs could be as much as $1 BILLION over a ten-year period. There would be operating cost increases as well because vendors of power and other goods and services would require more onerous terms to do business with APS. See Affidavit of Donald E. Brandt. And these increased costs would come on top of the higher fuel and purchased power costs that are the subject of this Application. There is no avoiding the

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latter, but the higher interest and operating costs of a downgrade are entirely avoidable by timely and decisive Commission action. Id.

      Acting sooner rather than later to address the imbalance between base fuel revenues and actual fuel and purchased power costs will have other tangible benefits for APS customers. These include the reduction by some $3-4 million in further carrying charges on the uncollected PSA balances, the promotion of conservation and energy efficiency (with attendant short and long term benefits to both consumers and the environment), the possible elimination of the need for a second PSA surcharge later in 2006, and a reduction in the April 2007 annual PSA adjustment.

      When Decision No. 67744 adopted the $776.2 million cap on fuel and purchased power costs, it was reasoned that:

      We believe APS must have an incentive to file a rate case so we can determine the accuracy of its assertions about expenses. Decision No. 67744 at 17.

      Because the PSA actually adjusts for growth, putting a `cap' on recovery of these costs will help ensure that APS will file a rate case application when necessary. Id.

      Since there is no moratorium on filing a rate case, APS can file a rate case to reset base rates if it deems it necessary because that cap is reached. Id.

Thus, it was clearly anticipated by Decision No. 67744 that the "cap" would be adjusted or eliminated in the Company's next rate proceeding, which proceeding would itself be encouraged by the "cap." And in Staff Exhibit S-35, which is expressly referenced during this discussion in Decision No. 67744 of the "cap,"
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it does not show the "cap" being exceeded under any then believed likely
                                                    --------------------
scenario prior to 2008 - plenty of time to address the "cap" in such a future
--------
APS rate case before it could create the potential for automatic and arbitrary disallowances of otherwise prudent costs. As with other amendments made by the Commission to the PSA, such as the four mill "lifetime" limit on annual PSA adjustments or the $100 million "cap" on PSA deferrals (prior to seeking a surcharge), all which are discussed on the same page of Decision No. 67744, there was no intent expressed in the order for the "cap" to cause such disallowances in the absence of the Company's refusal to file another general rate case.

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      Decision No. 67744's discussion of the $776.2 million "cap" is consistent with the Commission deliberations during the Special Open Meeting to consider the 2004 APS Settlement. Chairman Hatch-Miller specifically indicated that the purpose of the "cap" was to require APS to come in for another rate proceeding. Tr. Vol. I at 43, lines 12-15. And three other Commissioners acknowledged that these various "caps" were not intended to cause arbitrary disallowances of otherwise prudent fuel and purchased power costs. Tr. Vol. II at 242, lines 1-7; 256, lines 1-6; 261, lines 13-16; 276, lines 7-11; and 279, lines 13-14.
Similarly, the discussion indicated that given then prevailing fuel prices, it was not anticipated that the "cap" would be reached until between 2007 (APS spokesman Steve Wheeler: Tr. Vol. II at 294, lines 19-21) and 2010 (Commissioner
Gleason: Tr. Vol. II at 235, lines 24-25 and 230, lines 1-2).

      APS did as directed and has since filed the rate case envisioned by Decision No. 67744, which also seeks permanent relief from the $776.2 million "cap." But escalating fuel and purchased power costs during the last half of 2005 and in 2006 will cause APS to reach the $776.2 million annual "cap" on cost recovery far sooner than had been anticipated when Decision No. 67744 was entered. In fact, Scenario 11C of Staff Exhibit S-35, referenced in Decision No. 67744 in establishing the $776.2 million "cap," had predicted gas prices of just $7.70 per MMBTU in 2006 and assumed no increased prices for other fuel and purchased power components of power supply costs after 2003. The Company's request to modify or eliminate that "cap" in the pending permanent rate proceeding (Docket No. E-01345A-05-0816) would be effectively denied as would recovery of over $65 million of prudent costs in excess of the "cap" prior to the Commission's consideration of such request unless the "cap" is lifted or otherwise modified on an interim basis. See Affidavit of Donald E. Brandt.

      Interim rates are a common regulatory tool in other jurisdictions and, indeed, are granted routinely by the Federal Energy Regulatory Commission. The Commission's authority to grant such interim relief also has a solid legal basis in this state, as will be discussed in more detail later in this Application. The facts in this case: rapidly escalating costs; a deteriorating financial condition that jeopardizes service and threatens access to needed capital on reasonable terms; and the inability to consider permanent rate relief in sufficient time to prevent irreparable harm

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to APS and, under the circumstances presented herein, the Company's customers, are classic bases for authorizing interim rates both in Arizona and elsewhere.

                III. FACTS AND LAW IN SUPPORT OF THE APPLICATION

      In support of this Application, the Company respectfully states and as to factual assertions, the attached affidavit of its Chief Financial Offer, Donald Brandt, verifies the following:

A.    Introduction and Background
      ---------------------------

      The Company provides electric services in all or part of twelve Arizona counties. Its has over one million customers. In order to fulfill its obligation to provide reliable service to its present and future customers, the Company has embarked on a substantial capital expenditure ("CAPX") program to build necessary transmission and distribution lines, generation plant improvements, new environmental control systems, and other service facilities. The Company's present CAPX budget for the year 2006 is approximately $650 million. Over the years 2006 through 2009, it is anticipated to be over $3 BILLION. This CAPX program, together with the Company's need to refinance existing indebtedness as it matures and the Company's other capital requirements during the same time period, will require the Company to secure over $1 billion from external capital sources, even assuming its pending rate request at Docket No. E 01345A-05-0816 is granted in full and on schedule before year's end.

      The ability of the Company to raise these funds depends in large measure on its financial vitality, both present and prospective, and the degree to which it is viewed by the financial markets as a credit-worthy enterprise. However, the failure to address the continuing and massive undercollection of fuel and purchased power costs has already undermined the Company's financial health, adversely affected its access to the outside capital markets, and threatens the loss of financial integrity in the very near term absent decisive Commission action to rectify this situation. Similarly, the prospect that APS may never be allowed recovery of prudently-incurred fuel and purchased power costs in excess of $776.2 million simply due to the

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timing of a final decision in Docket No. E-01345A-05-0816 was neither contemplated at the time the "cap" was imposed nor intended to substantially reduce an already patently deficient return for 2006, thus further aggravating the financial struggle in which the Company now finds itself.

      II.   The Company's Present Financial Condition
            -----------------------------------------

      By Decision No. 67744, the Commission granted the Company its first increase in base jurisdictional electric rates since 1991. This increase of 4.21% came on the heals of nine rate reductions during the intervening years. Although the increase was far less than requested by the Company, the financial and capital markets were somewhat mollified by the adoption of a PSA rate mechanism to allow for timely recovery of the Company's already rapidly growing fuel and purchased power costs. Subsequent to the adoption of the PSA, however, several events have occurred to initially neutralize and then reverse the financial market's perception of APS and of the Commission.

      First, fuel prices and hence costs, especially but not exclusively of natural gas, have skyrocketed well beyond those anticipated even as late as the first quarter of 2005. This has led to a heavy burden on the Company's cash resources and a rapidly growing pile of regulatory IOUs in the form of PSA deferrals. Indeed, some 20% of the Company's meager 2006 return on equity of 6.6% will be composed of nothing other than the Commission's assurance that these IOUs will be honored through actual cash recovery in APS rates.

      Second, the Company's first attempt to utilize the PSA through a surcharge filing in July of 2005, has not led to any relief nearly six months later despite the fact that the requested surcharge was unopposed. This unexpected delay has been specifically cited with concern by S&P both before and after its recent down-rating of the Company's debt securities. The recent Recommended Order in that proceeding, which suggests at least another two plus month delay in the Commission's consideration of a PSA surcharge, has already led to additional concern in the capital markets.

      Third, APS filed a general rate case in November of 2005 seeking, among other things, an increase in base fuel revenues to levels more closely reflecting current costs. Indeed, fuel and

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purchased power constituted approximately two-thirds of the entire request. If granted, this request would significantly slow down, but not reverse the growth in deferrals, improve cash flow indicators to at least modest investment grade levels, and provide for basic structural reform to a PSA widely perceived by the financial community as structurally flawed. To date, there has been no Commission action on this request other than a Procedural Conference to determine when the case would be considered "filed" for purposes of determining the maximum time permitted under Commission regulations for its processing. The capital market's failure to detect any sense of either urgency or concern about the Company's rapidly deteriorating financial health provided yet another reason for increasing skepticism in that market about the Commission's willingness to address the fundamental and increasing imbalance between base fuel revenues and prudently-incurred fuel and purchased power costs.

      The results of this imbalance between cash revenues and cash expenses are reflected in key cash indicators for APS. Absent interim rate relief, and assuming no additional PSA revenues - only continued deferrals up to the $776.2 million "cap" - APS's net cash flow in 2006 will cover only 42% of capital expenditures. This is slightly better than in 2005, but only because of a temporary decline (from 2005) of planned capital expenditures. As it is, the percentage of construction covered by internal funds in 2006 will be well below the 10-year average of just over 100%. And net cash flow itself will decline by some $20 million from the already perilously low 2005 levels even after a full year of the higher rates approved by Decision No. 67744. Financial markets recognize this decline in internal cash generation and easily translate the inability to finance growth without heavy infusions of outside capital to escalating interest costs, additional refinancing obligations, and ever increasing demands on the utility's available cash.

      Absent the requested interim increase in the base fuel rate, a second PSA surcharge in 2006 in addition to the already pending $80 million surcharge and the regular April 2006 PSA adjustment would be imperative. Under this scenario, net cash flow for 2006 would barely cover half the Company's CAPX, and as noted below, this alternative course of action would leave other critical financial ratios at unacceptably low levels.

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      In Docket No. E-01345A-05-0520, the Company noted that "funds from operations as a percent of total debt" ("FFO/Debt") was the single most important ratings criterion. At the time of the Commission's decision in that docket, Decision No. 68295 (November 14, 2005), APS was rated as "Business Profile 5" on a scale where 1 represents the least risky business environment from the perspective of investors and 10 the most risky. To try to maintain the Company's FFO/Debt within the minimum investment grade range for Business Profile 5 (15-22%), APS's parent, Pinnacle West Capital Corporation, is investing some $450 million of additional equity into APS during 2005 and 2006. Assuming that the PSA was permitted to operate as intended [approval of the pending $80 million PSA surcharge request, implementation on April 1 of a 4 mill PSA adjustment and implementation of a second and larger ($100 million) PSA surcharge in the fall of 2006], the additional equity infusion would have increased the Company's 2006 FFO/Debt to 16% - within the range for BBB at Business Profile 5, albeit at the bottom of that range.

      Despite that huge investment in APS by Pinnacle West, on December 21, 2005, S&P lowered APS to a Business Profile 6 for the reasons discussed above. This raised the minimum acceptable FFO/Debt for a BBB rating to 18%. Even with the equity infusion and timely PSA adjustments and surcharges, APS will achieve no more than a 16% FFO/Debt ratio during 2006, which places APS in the "junk" category. Without the aforementioned PSA rate increases, FFO/Debt is a meager 13.3%, or almost in the single B range - the absolute bottom rating for any U.S. utility. Thus, as indicated in the attached affidavit of Donald Brandt, APS's Chief Financial Officer, APS is facing the near term threat for a downgrading to "junk" unless there is significant and positive action by the Commission to rectify the under-collection of APS fuel and purchased power costs.

      The down grade from BBB to BBB- will result in higher borrowing costs and more restrictions on APS' access to new investment capital. APS estimates the former to be in the range of 10-50 basis points on new long-term debt or $100,000 to $500,000 in additional interest costs each year for each $100 million of borrowing. Higher short-term debt rates and increased bank facility costs add over another $1 million per year to the eventual burden on customers. If

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APS were to fall into the "junk" range, the cost to customers increases dramatically to as much as a BILLION dollars over the next 10 years.

      In addition to the prospect of significantly higher interest expenses, the Company's financing flexibility (i.e., its ability to choose the type, size and timing of the financings for its external funds requirements) has been curtailed and will be more so if a further downgrading were to occur. In most cases, investors have minimum quality standards and are restricted by internal policy or law to investment in securities rated no less than BBB by the rating agencies. The Company may even be eventually foreclosed from obtaining any outside capital under certain economic conditions. As the Company has testified before this Commission previously, there have been past occasions, which may well be repeated in the future, when companies with credit ratings similar to those now facing the Company could not market securities at any price, regardless of the interest rate offered. If the Company is denied access to the capital markets, it will be unable to complete its construction program or refinance its existing indebtedness as it matures.

      A downgrading of the Company's credit, and especially a down rating to the "junk" category, also has operating expense implications. Specifically, it will become more difficult and more expensive for APS to both purchase power for its customers' needs and to market surplus APS power off-system. This is because some entities will simply not transact business with "junk"-rated entities. Many others will require explicit credit support such as the posting of cash collateral, letters of credit, etc. Those that do not will roll a premium into the price they charge APS or demand onerous payment terms. All these changes to how APS conducts its power trading will increase costs and place even further strain on the Company's cash resources.

      III.  Impact of Granting the Requested Interim Relief
            -----------------------------------------------

      Granting the requested interim rate increase, along with the pending PSA surcharge request and the regular April 2006 PSA adjustment, will allow for a FFO/Debt ratio of 20.9% - near the bottom of the BBB range for Business Profile 6 but still a very significant improvement. Thus, as also indicated in the attached affidavit of Mr. Brandt, granting the requested interim increase should prevent any further down rating of APS (pending conclusion of the Company's rate request in Docket No. E-01345A-05-0816).

      Granting the interim increase in base fuel revenues should also forestall the need to seek a second PSA surcharge later this year6 and reduce the size of any needed adjustment to the annual PSA factor in April of 2007. This is because APS anticipates that the interim increase, when combined with the $80 million PSA surcharge already before the Commission and the April 2006 adjustment to the annual PSA charge, will reduce year-end 2006 PSA bank balances from nearly $300 million to under $25 million (excluding the un-recovered portion of the $80 million PSA surcharge). This reduction in the PSA bank balance from its current projected level reflects an interest savings to APS customers of an additional $3-4 million.

      Finally, the interim increase in base fuel revenues, if eventually made permanent by a final Commission decision in Docket No. U-01345A-05-0816 would very significantly reduce the incremental impact of such decision on APS customers. Higher fuel and purchase power costs account for over two-thirds of the Company's total requested increase in base rate revenues in that proceeding. Even if APS universally prevailed both on fuel and non-fuel issues in the final order in Docket No. E-01345A-05-0816, this would entail a much smaller incremental increase in 2007 - an increase that may be largely offset by a reduction of the annual PSA factor.

      Bringing the base fuel price more into line with base fuel costs well prior to the beginning of the season of highest customer use will provide consumers with a clear and unmistakable signal that we are in a period of high energy prices. This pro-conservation message will come in time for customers to make whatever changes in their usage as they find appropriate before the summer of 2006, when bills are naturally the highest.

      The impact of an interim lifting of the $776.2 million "cap" on fuel and purchased power costs recovery is less apparent from the customer side but quite significant to the Company. As

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6 This assumes the Recommended Order on the requested $80 million PSA surcharge is rejected and that surcharge implemented. As noted earlier, if the Administrative Law Judge's recommendation is adopted, APS could seek a PSA surcharge to be effective coincident with the requested interim increase in the base fuel rate and the annual PSA adjustment, i.e., on April 1, 2006.

noted above, APS has asked for a permanent lifting of this "cap" in Docket No. E-01345A-05-0816. However, unless a decision is reached in that docket prior to year end 2006, APS may be forced to forgo recovery of over $65 million in costs prudently incurred to provide service to its customers. This is true even if the Commission grants the APS request at a later date. When a party will be irreparably harmed simply by the delay in reaching a final decision on the merits of its position, you have a classic example of where interim relief is appropriate.

      But what if the Commission eventually determines in Docket No. E-01345A-05-0816 that the Company's base fuel cost is something less than $.031904 per kWh and/or that the $776.2 million "cap" should not be eliminated? In such instance, APS customers are protected because any revenues received by APS as a result of this grant of interim relief would be subject to refund at the time of the Commission's final decision in the permanent rate increase docket. The specific nature of any such refund (refund checks, negative surcharge, restated PSA bank balances, etc.) would be left to the Commission's discretion in that same docket.

      The protection afforded customers is not reciprocal. If the Commission determines in its final order in Docket No. E-01345A-05-0816 that the base fuel rate should be higher than $.031904 per kWh, APS will have no similar entitlement to retroactive relief.

      IV.   Relief Requested and Legal Basis
            --------------------------------

      The Commission should award the Company an interim rate increase of $299 million in annual electric revenues through an interim increase in the base fuel cost to $.031904 per kWh. The increase should effective April 1, 2006 and would be subject to refund. Without such interim rate relief, the Company will not be able to finance construction on reasonable terms and its obligation to its customers cannot be adequately discharged.

      Similarly, if the $776.2 million "cap" on total fuel and purchased power cost recovery is not lifted on an interim basis, the Company will suffer irreparable and significant financial harm should the Commission eventually grant this same request on a permanent basis in Docket No. E-01345A-05-0816. Even if the Commission's order in that docket were retroactive, it would not prevent write-offs in 2006 of over $65 million.

      It is a basic regulatory requirement in Arizona that public service corporations be allowed to recover all prudent costs of providing service and given a reasonable opportunity to earn a reasonable return on the "fair value" of their property. Scates v. Arizona Corporation Commission, supra. When this cannot be accomplished through the normal ratemaking process or accomplished in a reasonable time given the circumstances, regulatory bodies and, if necessary the courts must intervene.

      The inability to process a general rate request in a reasonable period of time, led the Arizona Supreme Court to permit a utility to establish interim rates. Arizona Corporation Commission v. Mountain States Telephone & Telegraph Co., 71 Ariz. 404, 228 P. 2d 749 (1951). The Court described that commission's failure to act as a "callous disregard of their duty, to the Company's financial detriment." It went on to label the Hobson's choice facing Mountain States of either continuing to operate indefinitely with insufficient revenue to recover its costs or suspending operations as "truly appalling." Id. at 408.

      Based in part on the Mountain States decision, the concept of interim rate relief is later discussed in a 1971 Opinion of the Arizona Attorney General, Op. Atty. Gen. 71-17. Op. Atty. Gen. 71-17 was referenced with approval in Scates. In his Opinion, the Attorney General concluded that the Commission had the inherent Constitutional power to impose interim rates in an "emergency." He went on to give examples of an "emergency" (e.g., ability to render adequate service without interim relief, inability to act on a request for permanent relief within a reasonable time under the circumstances presented) and of the circumstances (rapidly escalating costs) that could give rise to an "emergency," but nowhere defines the term. Clearly, however, the concept of an "emergency" must encompass the notion of irreparable harm to the utility or its customers or both. For example, in a Commission decision involving Arizona Water Company, the prospect of losing current and future income tax benefits, a prospect bad for both the utility and its customers, was found to be a sufficient basis for the grant of interim rates. See Decision No. 53349 (December 21, 1982).

      Op.Atty. Gen. 71-17 also tells us important things about the process to be used in granting interim relief. First, no finding of fair value, test period earnings, etc., is required or contemplated. Second, the Commission need not conduct a hearing or even permit intervention because consumer interests are fully protected by the refund obligation.

      In Pueblo Del Sol Water Company v. Arizona Corporation Commission, 160 Ariz. 285, 772 P.2d 1138 (App. 1998) the Court again found that the Commission had the inherent authority to impose interim rates under appropriate circumstances and that the Commission need not even conclude that an "emergency" exists. For example, in Pueblo Del Sol, the inability to conduct a general rate review in a reasonable time was sufficient. This was also cited as an appropriate use of interim rates in Op. Atty. Gen. 71-17: "the inability of the Commission to grant permanent rate relief within a reasonable time would be grounds for granting interim relief."7

      The inability to finance on reasonable terms and/or to adequately serve customers, as well as delays in the ordinary rate setting process are all recognized reasons for granting interim rate relief. As stated earlier, many jurisdictions grant interim relief. FERC does so routinely even though it also permits future test periods for rate filings. In some instances, interim relief (either generally or in specific circumstances such as higher fuel costs) is called for by statute or regulation [e.g., Alaska, Alabama, Arkansas, Connecticut, Delaware, Florida, Georgia, Hawaii, Illinois, Maine, Minnesota, Mississippi, Nevada, New Hampshire, New Jersey, New York, Oregon, Pennsylvania, Texas, Utah and Wisconsin (both Utah and Wisconsin have specific regulations allowing interim rates for higher fuel costs),]. In other cases, the regulatory agency, like this Commission, was held to have this inherent power. See Friends of Earth v. Public Service Commission, 254 N.W.2d 299 (Wisc. Sup. Ct. 1977) (interim rates generally appropriate even without express refund provision); Grindstone Butte Mutual Canal Co. v. Idaho Power Co., 574 P.2d 902 (Idaho Sup. Ct. 1978) (interim rates within inherent power of commission); Toward Utility Rate Normalization v. Public Utilities Commission, 750 P.2d 787 (Cal. Sup. Ct.

----------

7 Pueblo Del Sol was decided by Division 2 of the Court of Appeals while both Scates and a later decision in Residential Utility Consumer Office v. Arizona Corporation Commission, 199 Ariz. 588, 20 P.3d 1169 were Division 1 decisions. RUCO agreed with the result in Pueblo Del Sol but quibbled with some of the Division 2 court's language. RUCO did not, however, affect the Commission's discretion to determine when it believes an "emergency" exists, only holding that it must make that determination. To the extent these decisions are viewed by the Commission as partially inconsistent, APS notes that they are both Court of Appeals decisions, and one is not more binding upon the Commission than the other.

1988) (interim rates permitted upon commercialization of Diablo Canyon nuclear plant even though no final prudence determination had been made.) In proceedings more like the present circumstances, higher fuel and purchased power costs were permitted recovery on interim basis pending a full hearing on the utility's general rate application. State of North Carolina Utilities Commission v. Edmisten, 230 S.E.2d 651 (N.C. Sup.Ct. 1976); and also City of Grosse Pointe v. Public Service Commission, 287 N.W.2d 1 (Mich. App.1979).

      V.    Conclusion

      The Company is facing an operating cash flow emergency under any reasonable definition of that term. It is facing an imminent down grade to "junk bond" status, which will make it unable to secure financing or transact business on reasonable terms and without very significant additional costs to APS customers. The lack of any reasonable prospect for resolution of Docket No. E-01345A-05-0816 prior to the Company reaching the $776.2 million "cap" means the potential for tens of millions of prudently-incurred costs becoming unrecoverable by any means during the fourth quarter of this year. Clearly, now is the time for decisive and positive action to rectify the underlying cause of both these problems, namely the imbalance between base fuel revenues and current fuel and purchased power costs.
                                    * * * *
      WHEREFORE, for the foregoing reasons, the Company requests that the Commission:

      1. Approve emergency interim rates, subject to refund, in the amounts and in the manner described above and with an effective date of April 1, 2006;

      2. Authorize such interim rates to remain in effect until the Commission set new permanent rates pursuant to the full rate hearing to be held in Docket No. E-01345A-05-0816;

      3. Lift the $776.2 million "cap" imposed by Decision No. 67744 on the recoverability of fuel and purchased power costs, also on an interim basis; and,

      4. Grant such further relief as the Commission deems appropriate.

      RESPECTFULLY SUBMITTED this 6th day of January, 2006.

                                  PINNACLE WEST CAPITAL CORPORATION
                                  Law Department

                                  /s/ Thomas L. Mumaw
                                  --------------------
                                  Thomas L. Mumaw
                                  Karilee S. Ramaley

                                  and

                                  SNELL & WILMER L.L.P.


                                  Deborah Scott

                                  Attorneys for Arizona Public Service Company


Original and 13 copies of the foregoing filed this 6th day of January 2006, with:

Docket Control
Arizona Corporation Commission
1200 West Washington
Phoenix, AZ 85007

A COPY of the foregoing was hand-delivered this 6th day of January, 2006, to:

Lyn Farmer
Chief Administrative Law Judge
Hearing Division
ARIZONA CORPORATION COMMISSION
1200 West Washington
Phoenix, Arizona 85007

Christopher C. Kempley, Chief Counsel
Legal Division
ARIZONA CORPORATION COMMISSION
1200 West Washington Street
Phoenix, Arizona 85007

Ernest G. Johnson, Director
Utilities Division
ARIZONA CORPORATION COMMISSION
1200 West Washington Street
Phoenix, Arizona 85007

/s/ Birdie Cobb
----------------------------
Birdie Cobb

                                   EXHIBIT A

                                   BEFORE THE
                         ARIZONA CORPORATION COMMISSION

IN THE MATTER OF THE APPLICATION OF             DOCKET NO. E-01345A-06-____
ARIZONA PUBLIC SERVICE COMPANY FOR
AN EMERGENCY INTERIM RATE INCREASE
AND FOR AN INTERIM AMENDMENT TO
DECISION No. 67744

                          AFFIDAVIT OF DONALD E. BRANDT

                                     GENERAL

         1. My name is Donald E. Brandt. I am Executive Vice President and Chief Financial Officer for both Pinnacle West Capital Corporation ("Pinnacle West") and Arizona Public Service Company ("APS" or "Company"). I am responsible for the finance, treasury, accounting, tax, investor relations, financial planning, and power marketing and trading functions at Pinnacle West and APS.

         2. The assertions of fact contained within the Application of the Company for emergency interim rate relief and for an interim lifting of the $776.2 million "cap" on purchased power and fuel cost recovery are true and correct to my knowledge and belief.

         3. The purpose of this affidavit also is to testify, from my personal experience and involvement as the Chief Financial Officer, regarding the financial basis for the interim rate relief request, Standard & Poor's ("S&P") recent downgrade of the APS's credit ratings, the likelihood of further adverse actions by the credit rating agencies, and the impacts on APS and its customers of such actions. If the emergency interim rate relief is approved, it should prevent a further downgrade of the Company's credit ratings. If the emergency interim rate relief requested by the Company is denied, APS's credit ratings likely will be downgraded to below investment grade (i.e., non-investment grade or "junk"). Such an action will have an immediate and dramatic adverse impact on the Company and its customers in terms of severely restricted access to financing, dramatically increased financing costs, and decreased operational flexibility.

                            SPECIFIC BACKGROUND FACTS

         4. In Decision No. 67744 (April 7, 2005), the Arizona Corporation Commission ("Commission") granted APS a Power Supply Adjustment Mechanism ("PSA").

         5. The credit rating agencies viewed the approval of the PSA as one of the critical elements of Decision No. 67744. They viewed the existence of the PSA as reducing the Company's financial risk because they recognized that the PSA was designed to permit APS to recover its fuel and purchased power costs incurred to serve customers. On the other hand, the rating agencies were disappointed that the PSA approved in Decision No. 67744 has certain significant limitations, which S&P referred to as "structural weaknesses." S&P Research
Update: Outlook on PWCC and APS's Ratings to Stable on Resolution of Rate Case (April 1, 2005).

         6. The rating agencies based their analysis of Decision No. 67744 on the belief that the Commission would implement the PSA in a manner that would allow the Company to recover its fuel and purchased power costs in a timely manner. The agencies noted, however, that if APS were to lose the PSA or fail to receive timely and fair recovery of its fuel and purchased power costs, APS's financial profile would be significantly weakened. As S&P recently noted:

             A relatively weak power supply adjustment mechanism, in combination with rapidly escalating and volatile gas prices, as well as the potential for a protracted surcharge proceeding, could cause deterioration in financial performance which, year to date, has been sub par for the rating.

S&P, Research Summary, Arizona Public Service Co. (October 4, 2005).

         7. As I discuss further below, on December 21, 2005, Standard & Poor's ("S&P") downgraded APS's credit ratings from BBB to BBB-, the absolute lowest investment grade credit rating. S&P noted, however, that its decision to maintain APS's new, lower credit ratings at "stable" was based on an "expectation that the ACC will resolve at least a portion of APS's increasing deferred power costs in January 2006." Standard & Poor's, Research Update:
Pinnacle West Capital's, Arizona Public Service's Ratings Lowered to `BBB-`; Outlook Stable

(December 21, 2005). With the recent issuance of the Recommended Opinion and Order in Docket No. E-01345A-05-0526, I fully expect S&P and Moody's Investor Services ("Moody's") to take negative action on APS's credit ratings unless there is some other substantial form of timely rate relief. Once such negative credit rating actions are taken, it would take dramatic and sustained regulatory support to reverse them.

         8. S&P recently noted that the Company's "need for fuel cost recovery is becoming critical." S&P, Bulletin: No Immediate Rating Change from Draft Decision on Arizona Public Svc. Cost Recovery (January 5, 2006). That need is further highlighted by the fact that due to the recent dramatic increases in fuel prices, the Company will reach the $776.2 million "cap" on fuel and purchased power costs well before the Commission will rule on the Company's pending rate case application. Without the lifting of the "cap" the Company's financial situation clearly will worsen even further.

                  APS'S FINANCIAL CONDITION AND CREDIT RATINGS

         9. Each year, APS must access the capital markets to issue debt to fund a portion of the costs of the Company's infrastructure additions and improvements required to meet customer needs, including new and upgraded transmission and distribution facilities, generation plant improvements, new environmental control systems, and other service facilities. The Company's capital expenditure ("CAPX") budget for 2006 is approximately $650 million. Over the years 2006 through 2009, the CAPX budget is more than $3 billion. Over those same years, the Company will need to access the capital markets to issue over $1 billion of debt to fund the projects that make up that budget, even assuming its pending rate request in Docket No. E-01345A-05-0816 is granted in full and on schedule before year end.

         10. The cost that APS must pay for the debt it must issue to fund capital expenditures is based on the credit ratings it is assigned. Every decrease in APS's credit rating increases the cost to the Company, and its customers, for the debt that must be issued. Those costs increase dramatically when a company's credit rating falls to a non-investment ("junk") grade level. For that reason, both APS and its customers have a strong interest in maintaining investment grade credit ratings.

         11. Credit rating agencies base their credit ratings of companies on certain financial criteria that measure a company's financial health, performance and risk. The rating agencies have established financial metrics as guidelines for determining a credit rating. The key financial metric examined by the credit rating agencies is the ratio of Funds from Operations to debt ("FFO/Debt"). FFO/Debt measures the sufficiency of a company's cash flow to service both debt interest and debt principal over time.

         12. As a result of the Company's continued inability to collect in a timely manner a significant portion of its fuel and purchased power costs, an imbalance has developed between cash revenue and cash expense. Due to this deterioration in cash flow, the FFO/Debt ratio continues to worsen.

         13. To maintain a BBB credit rating, S&P expects a company to maintain a FFO/Debt of 15% to 22% for a Business Profile 5 and 18% to 28% for a Business Profile 6. The Business Profile assigned to a company reflects S&P's assessment of the business environment in which the company operates, on a scale where 1 represents the least risky environment from an investment perspective and 10 the most risky.

         14. On December 21, 2005, S&P changed APS to a Business Profile 6, reflecting its assessment that APS faces increased regulatory risk. S&P also downgraded APS's debt as follows:

                                              FROM            TO
                                              ----            --
           Senior Unsecured Debt              BBB             BBB-
           Secured Lease Obligation           BBB             BBB-
           Commercial Paper                   A-2             A-3
           Ratings Outlook                    Stable          Stable

         15. S&P expressed concern "that the Arizona Corporation Commission
(ACC) is not expeditiously addressing APS's growing fuel and purchased-power cost deferrals...." S&P, Research Update: Pinnacle West Capital's, Arizona
Public Service's Ratings Lowered to

`BBB-`; Outlook Stable (December 21, 2005). Put simply, S&P downgraded APS because of the substantial cash flow deficiency caused by the Company's inability to timely recover its rapidly escalating fuel and purchased power costs. Moreover, the "stable" ratings outlook was conditioned on S&P's expectation that the Commission would take steps to resolve some of the Company's deferred power costs in January 2006 in a positive manner, as well as take other steps to shore up the Company's financial metrics.

         16. Without the approval of the emergency interim rate relief requested by the Company, APS's financial condition will suffer severe and continued deterioration, likely resulting in a credit ratings downgrade to the non-investment grade level. If the interim rate relief is denied, APS's FFO/Debt remains in the BB "junk bond" range at 16.0% at the end of 2006, even if the $80 million surcharge is granted in the first quarter of 2006 and the PSA adjustor takes place on April 1, 2006. If the $80 million surcharge and the April 1, 2006 PSA adjustment are not granted, the Company's FFO/Debt declines even further to end 2006 at 13.3%, which is almost at the single B level.

         17. The December 21, 2005 S&P rating action has placed APS's credit rating in the bottom quartile of all U.S. utilities. APS's borrowing costs have increased $1 million per year as a result of the S&P downgrade to BBB-. The increased costs are as a result of higher interest rates on commercial paper borrowings and increased bank facility costs. In addition, APS will incur an incremental 10-50 basis points or $100,000 to $500,000 in additional interest costs per year for each $100 million of long-term borrowing that is needed. Further, the downgrade has imposed onerous restrictions on the Company's ability to access funds needed for its construction program.

                 POTENTIAL FUTURE ADVERSE CREDIT RATING ACTIONS

         18. Absent emergency interim rate relief, as requested in the Application, I believe that APS likely will be further downgraded to non-investment grade, "junk bond" status. Such a negative rating action will result in dramatic negative impacts to APS and its customers.

         19 Once a utility is rated below investment grade, financing alternatives become extremely limited and the costs are exorbitant. In addition, at times the market for non-investment grade debt, the so-called "high-yield" or "junk bond" market, is closed for indefinite periods of time. If APS were to fall to a "junk" credit rating, there is absolutely no reason to have any confidence that APS could successfully issue the billions of dollars of "junk" bonds that would be required over the next ten years.

         20. Any further degradation in APS's credit ratings from its current BBB- rating to below investment grade would cause an immediate additional annual increase in interest expense in the range of $10 million to $15 million. The amount of additional annual interest expense would grow to $115 million to $230 million by 2015. On a cumulative basis, this translates to an additional $625 million to $1.2 billion in interest expense between 2006 and 2015 -- an increase that eventually would be passed onto customers. (The ranges of additional interest expense reflect estimated financing costs calculated using the upper and lower limits of historical interest rates for non-investment grade utility debt financings.) The impact of a downgrading from APS's current credit rating to non-investment grade would be costly on the following fronts:

         a. Over the next ten years APS will need to issue almost $5 billion of additional long-term debt to finance essential generation, environmental control, transmission and distribution construction programs and to refinance existing long-term debt as it matures. APS would have no alternative but to turn to the "junk" bond market to finance this capital need. As a result, by 2015, the Company's annual financing
                                                            ------
                  costs that are recoverable from customers would increase between $110 million and $225 million over what they would have been if APS had not suffered the credit ratings downgrade to "junk" status.

         b. APS has $539 million of tax-exempt debt outstanding under remarketing programs whereby the securities are effectively issued with a daily or weekly maturity, with the intention that the securities will be continuously remarketed until their ultimate maturities in 2024 through 2034. The annual interest rate on this debt currently is in the 3.0% area. Thus, the Company currently is able to take advantage of extremely attractive short-term, tax-exempt interest rates, under the "umbrella" of a very long-term debt instrument. This debt requires bank letters of credit ("LOCs") or insurance to support its creditworthiness. The LOCs and insurance pricing are based on APS's credit ratings. Any further degradation in the ratings would increase such costs. Additionally, the investors would require a higher yield due to the increased risk associated with the lower ratings. The increased fees and additional interest would increase financing costs an additional $4 million per year that would need to be recovered from customers.

         c. Given the seasonal nature of APS's cash flows, there is a heavy reliance on commercial paper for working capital needs. APS expects to average about $200 million of commercial paper outstanding and could face peak liquidity needs of up to $400 million. As a result of the recent downgrade by S&P, APS's access to the commercial paper markets has been extremely curtailed. APS's commercial paper rating is currently A-3 and P-2 by S&P and Moody's, respectively. There is a significant investor base whose investment policies prohibit investments in "Third Tier" (A-3) paper. Given that limited investor base, APS can no longer count on daily liquidity and, at best, can borrow up to one week, whereas typically commercial paper can be issued up to one year. If APS were further downgraded to non-investment grade, its access to the commercial paper market would be eliminated. At a non-investment grade ratings
                                  ----------
                  level, there are no investors for commercial paper. Thus, the daily liquidity that the commercial paper market offers would be lost. Rather than taking advantage of the daily flexibility afforded by the commercial paper markets, APS would be forced to turn to its more costly revolving credit agreement to satisfy its daily working capital needs. Such a situation would increase APS's overall cost of borrowing by about $1 million per year, ultimately leading to increased costs for APS's customers.

         21. A credit rating downgrade to "junk" would bring about additional negative impacts that, while difficult to quantify, carry the following additional costs and risks:

         i. APS places significant reliance on bank credit agreements that are subject to renewal on a periodic basis. The non-investment grade credit rating and forecasted weak cash flow and financial metrics, along with the unsupportive regulatory environment, would cause most banks to "run for the hills" when the credit agreements were up for renewal. The few banks that might renew would charge significantly higher prices and would add extremely onerous covenants that, in the event of further financial stress, could potentially take APS to the brink of default and bankruptcy.

         ii. APS's marketing and trading function would suffer as a result of the downgrade of APS to a non-investment grade rating. As is typical in the energy trading business, most of APS's agreements with energy trading counterparties require, in the event of a downgrade that would take APS's credit rating below investment grade, that APS provide the counterparty with cash collateral to cover the difference between the contract price and the then-existing market price of the commodity. These contractual provisions are referred to as "collateral calls." This could place a significant liquidity strain on APS at a time when the Company is least able to access the markets.

         iii. In addition to cash collateral calls, energy trading counterparties place other onerous terms on their dealings with non-investment grade companies. APS would be forced to prepay for a large amount of the Company's power plant fuel needs. Any form of longer-term commodity agreement would require the Company to provide up-front cash collateral. APS's costs of doing business in the wholesale markets would increase significantly and make it much more difficult to hedge the Company's commodity positions, further increasing the Company's risk profile.

              THE $776.2 MILLION "CAP" ON FUEL AND PURCHASED POWER

         22. In Decision No. 67744, the Commission imposed a $776.2 million "cap" on the amount of fuel and purchased power costs that the Company may pass through to customers. As a result of the recent and dramatic increases in fuel and purchased power costs, the Company will hit that "cap" later this year, far sooner than anyone had anticipated.

         23. Unless a decision is reached in APS's pending rate case, Docket No. E-01345A-05-0816, before year end 2006 that permanently lifts that cap, APS will be forced to forgo recovery of over $65 million in costs that were prudently incurred to provide service to its customers. Such an event would further increase the risk that APS would be downgraded to non-investment grade.

         This concludes my affidavit.


STATE OF ARIZONA           )
                           )  SS.
COUNTY OF MARICOPA         )

         I, Donald E. Brandt, having been first duly sworn, state that I have read the foregoing affidavit and that the same is true and correct to the best of my knowledge, information and belief.


                                         /s/ Donald E. Brandt
                                         ----------------------------------
                                              Donald E. Brandt

         Subscribed and sworn before me this 6th day of January, 2006


                                         Norann Asciutto
                                         ----------------------------------
                                              Notary Public

My commission expires
Feb. 12, 2006.

[APS LOGO]                                              ADJUSTMENT SCHEDULE IR-1
                                                         INTERIM RATE ADJUSTMENT

APPLICATION

The Interim Rate Adjustment ("IR-1") charge shall apply to all Standard Offer retail electric schedules, with the exception of Rate Schedules Solar-1, Solar-2, SP-1, and E-36. All provisions of the customer's current applicable rate schedule will apply in addition to this charge.

INTERIM ADJUSTMENT

In accordance with A.C.C. Decision No. XXXX, an interim rate adjustment will be made through the IR-1 charge. The adjustment will be applied to all kilowatthour sales under applicable electric schedules.

RATE

The charge shall be calculated at the following rate:

      IR-1 Charge

            All kWh                                   $0.011161   per kWh


--------------------------------------------------------------------------------
ARIZONA PUBLIC SERVICE COMPANY                                    A.C.C. No. XXX
Phoenix, Arizona                                        Adjustment Schedule IR-1
Filed by:  David J. Rumolo                                              Original
Title:  Manager, Regulation and Pricing                         Effective:  XXXX

The following language shall be inserted as a separate paragraph in the "Adjustments" section of all applicable rate schedules:

"The bill is subject to the Interim Rate Adjustment factor as set forth in the Company's Rate Schedule IR-1 pursuant to Arizona Corporation Commission Decision No. XXXXX."

Rate schedules to be revised are as follows:

E-10
E-12
EC-1
ECT-1R
ET-1
E-20
E-21
E-22
E-23
E-24
E-30
E-32
E-32TOU
E-34
E-35
E-38
E-38-8T
E-40
E-47
E-51
E-52
E-55
E-58
E-59
E-67
E-221
E-221-8T